EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Great Lakes Dredge & Dock Corporation (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deborah A. Wensel, Senior Vice President and Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)                                  The Report fully complies with the requirements of section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(4)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Deborah A. Wensel
Deborah A. Wensel
Senior Vice President and Chief Financial Officer

Date:   March 22, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Great Lakes Dredge & Dock Corporation and will be retained by Great Lakes Dredge & Dock Corporation and furnished to the Securities and Exchange Commission or its staff upon request.